Mervyns Exhibit 99.2

Contact:	Michelle M. Dawson Vice President – Investor Relations Developers Diversified Realty 216.755.5455
Developers Diversified Realty and Macquarie DDR Trust Announce
Acquisition of Mervyns Real Estate Portfolio
Cleveland, OH, August 8, 2005 — Developers Diversified Realty (NYSE: DDR) and Macquarie DDR Trust (“MDT”) announced the formation of a new joint venture to purchase the real estate underlying 36 open and operating Mervyns stores. The joint venture will acquire the assets from Mervyns for $396.2 million and subsequently lease the assets to Mervyns for 15 years at an annual rent of $30.5 million, which equates to a weighted average rent of $11.12 per square foot. The pricing equates to a 7.7% initial cash cap rate and an 8.9% cap rate on a GAAP basis. The Purchase and Sale Agreement contains a contingent purchase price adjustment secured by a $25 million letter of credit from the seller payable in certain circumstances including termination of all Mervyns leases. Individual, triple net leases will encumber each property and the tenant will be responsible for all property level maintenance. The leases will provide for 2% annual rent increases and will generally include four five-year renewal options. The leases will be cross-defaulted. The transaction is expected to close in mid-September.
MDT is an Australian Listed Property Trust jointly managed by Developers Diversified and Macquarie Bank Limited (ASX: MBL), an international investment bank and leading advisor and manager of specialized real estate funds. In previous transactions with MDT, Developers Diversified has owned a 14.5% ownership interest in the joint venture. In this joint venture, Developers Diversified and MDT each own a 50% interest.
Scott Wolstein, Developers Diversified’s Chairman and Chief Executive Officer, commented, “I’m pleased to announce this transaction because it represents another example of our ability to identify and successfully execute creative and opportunistic acquisitions. The structure of the transaction provides us with a long-term, accretive income stream with limited operating risk. In addition, there will be virtually no G&A impact and no additional capital investment.”
Mr. Wolstein continued, “We are particularly excited to have structured this transaction with MDT, providing additional diversity to its portfolio and investment strategy. MDT continues to be a highly beneficial joint venture partner, providing us with an efficient means of accessing capital.”
Richard Sheppard, Chairman of Macquarie DDR Management Limited, the manager of MDT, noted, “This is an exciting transaction for MDT unitholders. The acquisition provides a diversified exposure to high quality real estate focused in California and a rental income profile with internal growth potential above that of our existing portfolio. The transaction underscores the value to MDT unitholders of the relationship with Developers Diversified.”
The new joint venture agreement provides Developers Diversified with the same fee schedule that it receives from its MDT joint venture, including a one-time acquisition and advisory fee in relation to capital structuring and debt financing.
The joint venture expects to place cross-collateralized mortgage financing on the portfolio at a loan-to-value ratio of approximately 65%. The remaining equity contribution will be allocated on a 50% / 50% basis to Developers Diversified and MDT. Developers Diversified intends to fund its portion of the equity with proceeds generated from the sale of a substantial portion of its office and industrial portfolio, which was also announced today.
Daniel Hurwitz, Developers Diversified’s Senior Executive Vice President and Chief Investment Officer, commented, “This transaction is an important step toward expanding our footprint in the West, adding nearly two million square feet of California real estate, which includes one million square feet in the Los Angeles metropolitan area.”
Mr. Hurwitz added, “These assets are located in high quality market dominant community centers and enclosed regional malls where retail sites are extremely difficult to acquire at the pricing levels achieved.”
The portfolio aggregates 2.74 million square feet and is 100% occupied by Mervyns. Approximately 70% of the assets (25) are based in California, including nearly 1.0 million square feet in the Los Angeles metropolitan area and over 500,000 square feet in the San Francisco area. Additional stores are located in Arizona (5), Nevada (5) and Texas (1).
Approximately 85% of the properties (31) are owned in fee. Of the remaining assets, four are subject to a groundlease and one is a leasehold interest. Over 70% of the assets (26) are located in open-air shopping centers, with the balance of the portfolio either attached to an enclosed mall or located as a freestanding building associated with an enclosed mall.
A powerpoint presentation providing additional details on the transaction is available on Developers Diversified’s website at www.ddr.com, and a detailed property list is attached to this announcement.
Developers Diversified will conduct a conference call and an audio webcast on Tuesday, August 9, 2005 at 10:30 a.m. EDT. To access the conference call, dial 888-396-2356 at least ten minutes prior to the scheduled start of the call. When prompted, provide the access code: 16504431. The conference call will be recorded and available for replay beginning at 12:30 p.m., August 9, 2005 and will be available until 11:59 p.m., September 8, 2005. To access the conference call recording, please call 888-286-8010 and use the access code: 58450771. The conference call will be webcast by CCBN, www.ccbn.com, and can be accessed via the DDR web site, www.ddr.com.
Including this portfolio acquisition, Developers Diversified owns or manages over 500 operating and development retail properties in 44 states, plus Puerto Rico, comprising approximately 114 million square feet. Developers Diversified is a self-administered and self-managed real estate investment trust (REIT) operating as a fully integrated real estate company which develops, leases and manages shopping centers. You can learn more about Developers Diversified on the Internet at www.ddr.com.
Macquarie DDR Trust is a listed property trust with assets of approximately $2.5 billion (as at 30 June 2005). More than $A23 billion in property assets is managed under the Macquarie brand across a portfolio of listed and unlisted property trusts, unlisted development funds and property investment syndicates, globally.
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property, the loss of a major tenant, constructing properties or expansions that produce a desired yield on investment or inability to enter into definitive agreements with regard to our financing arrangements or our failure to satisfy conditions to the completion of these arrangements. For more details on the risk factors, please refer to the Company’s Form on 10-K as of December 31, 2004.

ATTACHMENT:
MERVYNS PORTFOLIO PROPERTY LIST

				MALL /
	PROPERTY			SHOPPING	OWNERSHIP
	NAME	CITY / STATE	GLA	CENTER	INTEREST

1	Mervyn’s Plaza	Phoenix, AZ (Chandler)	74,862	SC	Owned

2	Superstition Springs Regional Mall	Phoenix, AZ (Mesa)	86,858	Mall	Owned

3	Deer Valley Center	Phoenix, AZ	81,009	SC	Owned

4	Silver Creek Place	Phoenix, AZ	76,214	SC	Owned

5	Santa Cruz Plaza	Tucson, AZ	76,126	SC	Owned

6	Anaheim Hills Festival Center	Los Angeles, CA (Anaheim)	77,883	SC	Owned

7	The County East Shopping Center	San Francisco, CA (Antioch)	75,339	Mall	Owned

8	Burbank Town Center	Los Angeles, CA (Burbank)	89,182	Mall	Ground Lease

9	Chino Town Square Shopping Center	Los Angeles, CA (Chino)	81,282	SC	Owned

10	Sierra Vista Mall	Fresno, CA (Clovis)	77,561	Mall	Ground Lease

11	Westfield Shoppingtown Parkway	San Diego, CA (El Cajon)	85,744	Mall	Ground Lease

12	Westfield Solano Mall	San Francisco, CA (Fairfield)	89,223	Mall	Owned

13	Folsom Square	Sacramento, CA (Folsom)	79,080	SC	Owned

14	Foothills Ranch Town Centre	Los Angeles, CA (Foothill Ranch)	77,934	SC	Owned

15	Unnamed Center	Los Angeles, CA (Fullerton)	76,360	SC	Owned

16	Garden Grove Center	Los Angles, CA (Garden Grove)	83,746	SC	Owned

				MALL /
	PROPERTY			SHOPPING	OWNERSHIP
	NAME	CITY / STATE	GLA	CENTER	INTEREST

17	Albertson’s Shopping Center	Los Angeles, CA (Lompoc)	62,523	SC	Owned

18	Unnamed Center	San Francisco, CA (Madera)	59,720	SC	Owned

19	Northridge Shopping Center	Los Angeles, CA (Northridge)	75,455	SC	Leasehold

20	Antelope Valley Mall	Los Angeles, CA (Palmdale)	76,550	Mall	Owned

21	Porterville Market Place Shopping Center	Los Angeles, CA (Porterville)	76,378	SC	Owned

22	Freestanding Unnamed	San Francisco, CA (Redding)	61,363	SC	Owned

23	Southland Plaza Shopping Center	San Diego, CA	75,207	SC	Owned

24	Town Center West Shopping Center	Los Angeles, CA (Santa Maria)	84,886	SC	Owned

25	Santa Rosa Plaza	San Francisco, CA (Santa Rosa)	90,348	Mall	Owned

26	Slatten Ranch Shopping Center	San Francisco, CA (Slatten Ranch)	78,819	SC	Owned

27	Sonora Crossroads Shopping Center	Saramento, CA (Sonora)	62,214	SC	Owned

28	Arbor Faire Shopping Center	Bakersfield, CA (Tulare)	62,947	SC	Owned

29	Freestanding Unnamed	San Francisco, CA (Ukiah)	58,841	SC	Owned

30	West Covina Shopping Center	Los Angeles, CA (West Covina)	82,028	SC	Ground Lease

31	Eagle Station	Reno, NV (Carson City)	60,494	SC	Owned

32	Nellis Crossing Shopping Center	Las Vegas, NV	76,016	SC	Owned

33	Grand Canyon Parkway Shopping Center	Las Vegas, NV	79,294	SC	Owned

34	Loma Vista Shopping Center	Las Vegas, NV	75,687	SC	Owned

				MALL /
	PROPERTY			SHOPPING	OWNERSHIP
	NAME	CITY / STATE	GLA	CENTER	INTEREST

35	Sierra Center	Reno, NV	79,239	SC	Owned

36	Ingram Park	San Antonio, TX	76,597	SC	Owned